UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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PLAYAGS, INC.
(Name of Registrant as Specified in its Charter)

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PLAYAGS, INC.
5475 S. Decatur Blvd., Suite #100
Las Vegas, NV 89118

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July 1, 2021

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of PlayAGS, Inc. (the “Company”). The Annual Meeting of Stockholders will be held virtually via internet webcast on Thursday, July 1, 2021 at 8:00 a.m., pacific time for the following purposes:

1.

To elect Daniel Cohen, Geoff Freeman, and Yvette Landau to the Board of Directors of the Company (the “Board of Directors”) as Class I directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2024;

2.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Holders of the Company’s common stock, par value $0.01 per share, of record at the close of business on May 7, 2020 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.

We will furnish proxy materials to our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.

Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2020 via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

Dated: May 11, 2021	By order of the Board of Directors, /s/ Victor Gallo Secretary and General Counsel

Your vote is important. Regardless of whether you plan to attend the Annual Meeting of Stockholders, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the Annual Meeting of Stockholders. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies or voted online.

PLAYAGS, INC.

Company Overview and Summary

Human Capital and Diversity

AGS is a global company with offices and employees in Australia, Canada, Israel, Mexico, the United Kingdom, and the United States. As of December 31, 2020, we had 484 full-time employees in the United States, 129 full-time employees in Mexico, 47 full-time employees in Australia, 10 full-time employees in Israel, 9 full-time employees in the United Kingdom, and 5 full-time employees in Canada.

The Company believes that our employees are a strategic business advantage and as such, we place a high value on delivering a positive employee experience and an engaging employee culture that enables us to attract, retain, and reward our employees. In 2020, we faced the COVID-19 pandemic with confidence and the belief that maintaining engagement with our greatest asset, our employees, would pay dividends when we emerge from the pandemic. This belief guided the following decisions made by our executive team:

●

To continue to pay full benefits to furloughed employees even during the period when our industry was almost entirely shut down. These benefits include employee assistance programs as well as mental and emotional resilience resources to enhance our employees well-being.

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During the industry shut down, we continued to engage with our employees through regular townhall meetings led out our Chief Executive Officer, David Lopez. In addition, we kept our employees informed through at least weekly communications regarding the latest information on COVID-19, guidelines from the Centers for Disease Control and Prevention, and office attendance and working guidelines of local governments in the locations where we conduct business.

●

We also took decisive actions early in the pandemic to ensure the safety of our employees by transitioning our workforce, where feasible, to a remote working environment and we are continuing to ensure that our eventual return to the our offices will be done responsibly and safely.

Employee Culture

The Company’s employee-focused culture provides greater job satisfaction, collaboration, work performance, and employee morale, which in turn results in empowered and productive employees. This has been recognized by the Company’s receipt of various employee engagement awards based on employee feedback through confidential surveys and reviews, such as the prestigious ‘Best and Brightest Companies to Work For in the Nation®’ (every year from 2017 to 2020); ‘Atlanta’s Best and Brightest Companies to Work For®’ (every year from 2017 to 2020); Glassdoor’s ‘Best Places to Work’ in 2020; and recognition in the ‘Nevada Top Workplaces’ and ‘Atlanta Top Workplaces’ in 2020.

We believe that we foster an engaged employee culture by having a clear mission and strong core values, focused on innovation, trust, respect, empowerment, service, and honesty. Our community focus means that we give back to our communities and work to strengthen them.

The Company provides a flexible work environment and allows remote work whenever practical to our business, which, we believe, makes our employees more dedicated and engaged because they are trusted to meet their deliverables in a manner that provides work-life balance and accommodates their lifestyles. AGS also prioritizes employee communication, through regular town halls delivered by our CEO and other executives; frequent email communications; a SharePoint site with easily accessible Company information; the Companywide use of Microsoft Teams for meetings, virtual events, documents and information sharing, and chat; a focus on leveraging our internal corporate social network for employee engagement and communication; and a quarterly e-newsletter related to our diversity, equity, and inclusion initiatives.

Diversity, Equity and Inclusion

The diversity of ideas, perspectives, skills, knowledge, and cultures across the Company facilitates innovation, is a key competitive advantage, and we believe is one of our strengths. We are committed to continuing to make diversity, equity, and inclusion part of everything we do – including providing a workforce that creates a sense of belonging and opportunities for everyone.

At AGS, our diverse workforce is why we continue to win awards for our employee culture and our innovation. As of December 31, 2020, approximately 27% of the Company’s global workforce was female, which is consistent with current trends in our industry, and 27% of the Company’s employees in managerial roles were female. As of December 31, 2020, minorities represented approximately 40% of the Company’s global workforce, of which 30% of our global employees in managerial roles were minorities. Within the Company’s senior executive team, 29% of our leaders were women and 57% were minorities. In addition, there are two women who serve on our Board of Directors comprising almost 30% of our Board.

The Company has a diversity, equity, and inclusion task force called I.D.E.A. Squad. I.D.E.A. is short for “Inclusion, Diversity, Equality & Acceptance.” The task force is comprised of employees from across multiple departments and across the globe, with executive involvement from the Chief Executive Officer, as well as other senior leaders. The role of this task force is to empower people, inside the Company and within our communities, by respecting, embracing, and socializing what makes us different, no matter our age, gender, ethnicity, religion, disability, sexual orientation, education, and national origin. The task force focuses on four key issues:

• Creating opportunities in underprivileged communities;

• Encouraging diversity of thought;

• Promoting education on the topics of racism and discrimination; and

• Celebrating diversity across various channels.

The Company conducts annual mandatory diversity training for all employees focused on diversity on the job and the changing workplace. This training defines diversity, provides coursework on how to leverage the diversity that exists within an organization, and dispels common myths that surround the topic of diversity. For our employees of color identified as future leaders, we also offer participation in McKinsey Black Leadership Academy’s Management Accelerator. This program is designed to help equip our aspiring leaders of color with the capabilities, mindsets, behaviors, and network needed to achieve their professional aspirations — focusing on building core management and leadership capabilities.

AGS also makes diversity and inclusion a strategic recruiting priority through our partnership with JobTarget, which automatically posts our open positions to various online job boards targeting diverse candidates including people of color, women, those with disabilities, and other protected and/or underrepresented job seekers.

Veteran Recruitment & Support

We are committed to hiring veterans, empowering those veterans in transition to the civilian sector, and supporting our veterans and their families in their communities. The Company actively recruits for qualified military veterans by posting our open positions on MilitaryVetJobs, Veterans Enterprise, JOFDAV – Job Opportunities for Disabled American Veterans, Hire Our Heroes, US Military, and RallyPoint. Thirty-three percent (33%) of our C-Suite, and nine percent (9%) of our U.S. employee base, served in the military, and reinforces our focus on recruiting more qualified veterans. Because of their backgrounds and experience, we believe, veterans bring leadership, technical skills, and a spirit of collaboration to AGS. Once employed with AGS, the Company gives veterans the opportunity to make the most of their skills and abilities. We partner with America’s Warrior Partnership, a national nonprofit organization dedicated to empowering communities to empower veterans through helping veterans and their families find the services and support they need in their local communities. The Company also actively supports veterans through Operation Gratitude and other organizations and outreach.

Competitive Pay and Benefits

AGS’ compensation programs are designed to align the compensation of our employees with the Company’s performance and to provide the proper incentives to attract, retain and motivate employees to achieve growth goals. The structure of our compensation programs balances incentive earnings for both short-term and long-term performance, specifically:

• We provide employee wages that are competitive and consistent with employee positions, skill levels, experience, knowledge, and geographic location.

• Our company-wide annual bonus plan is tied to performance metrics such as EBITDA.

• We align our executives’ long-term equity compensation with our stockholders’ interests by linking realizable pay with stock and Company performance.

• All full-time employees are eligible for medical, dental, and vision insurance, paid and unpaid leave, a 401(k) retirement plan that includes Company match, and life and disability/accident coverage. We also offer flexible time-off, paid marriage, maternity, and supporting parent leave, wellness programs, employee assistance programs, and tuition reimbursement.

• From time to time, with Board approval, the Company provides every full-time employee ownership opportunities in the Company through equity based awards.

We are not a party to any collective bargaining agreements in the United States and have not experienced any strikes or work stoppages in the past.

Corporate Giving Survey and Results

We have conducted a Corporate Giving Survey to better determine – as a whole company – what we’re most passionate about. This approach has already allowed us to be more focused and strategic with our philanthropic efforts, both in corporate charitable giving and hands-on employee involvement. The benefits of implementing this strategy allows employees to understand and rally around causes, and greater focus allows for more benefit and impact to the causes/organizations identified. Knowing what causes our employees are most passionate about allows us to localize our efforts, too. Our survey results regularly indicate that our employees are most passionate about education/literacy, veteran causes, children’s initiatives, and cancer causes. Results also regularly demonstrate that employees prefer to give back by working/volunteering, participating in charitable events, or through cash and in-kind donations.

Based on this feedback from our employees, AGS developed a corporate strategy that includes multiple initiatives to help children in need – including raising funds for Make-A-Wish of Southern Nevada, adopting an elementary school through the “Spread the Word Nevada” childhood literacy program, supporting women’s heart health through the American Heart Association’s Go Red for Women, and supporting our veterans through Operation Gratitude and America’s Warrior Partnership.

Corporate Initiatives

AGS is actively engaged in and promotes responsible gaming activities and promotion primarily through support and membership in organizations such as the Association of Gaming Equipment Manufacturers ("AGEM") and the American Gaming Association ("AGA"). AGS also showed continued commitment to philanthropy efforts in 2020 by promoting, supporting and offering several opportunities to serve our communities throughout our organization:

●	Support of Battle Born Girls Innovate, an educational program for middle and high school girls through the University of Nevada, Las Vegas’ International Gaming Institute. We support this group annually through on-campus and/or virtual interactive mentorship and development sessions with our executives, with a focus on encouraging the young women to pursue careers in S.T.E.A.M. and providing them the opportunity to engage with our female executives.
●	Through the International Gaming Institute at University of Nevada, Las Vegas, AGS annually supports the Young Executive Scholars Hospitality & Tourism Program (“YES”), a summer course of applied learning, team collaboration, and a mentor-guided, case-study analysis of the global hospitality and tourism industry. Through executive mentorship, on-site or virtual programs, and donation of laptop computers to every YES student, AGS helps to provide skills that will enable the students to excel in the classroom today and in the workplace tomorrow – while advancing the gaming and hospitality industry.
●	We collected toys, toiletries, clothing, and non-perishable food items for SafeNest, a Las Vegas not-for-profit shelter that assists victims of domestic violence and their minor children.
●	AGS also continued with our adopted Title 1 elementary school, EW Griffith Elementary in Las Vegas, Nevada, through “Spread the Word Nevada, a children’s literacy non-profit. Our Director of Human Resources serves on the Board of Directors of Spread the Word Nevada.
●	During the December holidays, we collected donations from our employees for EW Griffith Elementary and raised money to provide meals to families in need.
●	Through our corporate partnership with the Vegas Golden Knights professional hockey team, in the summer of 2020 we gave new Apple MacBooks and AirPods to several local graduating seniors in preparation for college.
●	We supported the 2020 Go Red For Women Luncheon, with all funds directed towards women’s heart health.

Corporate Governance Highlights

● Majority independent directors	● Board committees entirely independent
● Regular Board and committee self-evaluations	● Risk management oversight
● Diversity and inclusion considered in Director selection	● Code of business conduct and ethics
● Pay-for-performance compensation	● Annual advisory vote on executive compensation
● Extensive stockholder engagement throughout the year

Environmental Sustainability

Refurbishment and Reuse Philosophy

AGS promotes a philosophy of using refurbished components in its products whenever possible to reduce its environmental impact through reuse:

●	More than 50% of outgoing AGS products are built with refurbished components.

●

AGS employs internal programs to repair and refurbish all major game components, including bill validators, printers, displays, major metal components, light fixtures, processor control boards, and more.

●	AGS recycles more than 90% of the materials unable to be repaired or reused, including ferrous alloys, non-ferrous alloys, and copper.

●	AGS has established vendor programs that promote regular recycling for other components such as printed circuit boards and batteries.

●	AGS fosters its long-standing relationship with a used game supplier that purchases its obsolete products and sells them as parts or disposes them according to regulations.

●	We champion waste recycling programs within our global facilities by providing recycling receptacles in offices, break rooms, meeting rooms, and showrooms.

LED Energy Efficiency Lighting Project

AGS continues its energy-reduction initiatives within its facilities to reduce energy consumption and improve its carbon footprint. This includes an LED lighting project at our Oklahoma City, Oklahoma manufacturing facility under which we converted existing HID lighting to greener and more cost-efficient LED lighting, with a projected annual savings of 31,868 kWH.

PLAYAGS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders of PlayAGS, Inc. to be held on Thursday, July 1, 2021

Some Questions You May Have Regarding This Proxy Statement

Why did I receive these proxy materials?

The Board of Directors (the “Board of Directors”) of PlayAGS, Inc. (the “Company”) is soliciting proxies for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually via webcast on Thursday, July 1, 2021 at 8:00 a.m., pacific time. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and named executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2020 is available to review with this proxy statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about May 20, 2021.

What proposals will be voted on at the Annual Meeting?

The three matters scheduled to be voted on at the Annual Meeting are:

1.	The election of Daniel Cohen, Geoff Freeman and Yvette Landau to the Board of Directors as Class I directors, in each case, for a term of three years expiring at the Annual Meeting to be held in 2024;

2.	An advisory vote to approve the compensation of the Company’s named executive officers;

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.

Who can vote at the Annual Meeting?

Anyone owning shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), of record at the close of business on May 7, 2021, (the “Record Date”) for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Who is asking me for my vote?

The Company is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and the Proxy Statement.

What are my voting rights?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on the Record Date there were 36,629,859 shares of Common Stock outstanding. A list of all record stockholders as of the Record Date will be available during ordinary business hours at the Company’s principal place of business, from the Secretary of the Company, at least 10 days before the Annual Meeting and will also be available at the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

1.	FOR the election of each of the director nominees;

2.	FOR the approval of, on an advisory basis, the compensation of the Company’s named executive officers;

3.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email.

Where can I view the proxy materials on the Internet?

The Notice of Internet Availability of Proxy Materials provides you with instructions on how to view proxy materials for the Annual Meeting via the Internet or how to request written materials. You can view the proxy materials for the Annual Meeting online at http://investors.playags.com.

How do I vote?

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Vote by Internet. Visit www.voteproxy.com to vote via the Internet. Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

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Vote by Telephone. To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. Stockholders of record may submit proxies using any touch-tone telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

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Vote by Mail.  Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany the printed Proxy Materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “How are matters presented at the Annual Meeting approved?” regarding whether your broker, bank or other holder of record may vote your uninstructed shares on each proposal.

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Vote in at the Annual Meeting.  All registered stockholders as of the close of business on the Record Date can vote at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election at least 5 business days prior to the Annual Meeting date with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you decide not to attend.

Can I change my vote after I have delivered my proxy?

Yes. You may change your vote at any time before voting concludes at the Annual Meeting by:

●	providing another proxy, or using any of the available methods for voting, with a later date;
●	notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
●	voting at the Annual Meeting.

What is a quorum?

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the outstanding shares of Common Stock owned by stockholders on the Record Date entitled to vote at the meeting, represented at the Annual Meeting or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present.

What is broker “discretionary” voting?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters,” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present. Non-routine matters include the election of directors (Proposal 1) and the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers (“NEOs”) (Proposal 2). Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of these non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 3).

How may I participate in the virtual annual meeting?

To participate in the virtual annual meeting, go to https://web.lumiagm.com/226134127. If you are a stockholder of record as of May 7, 2021, the record date for the annual meeting, you should click on “I have a login,” enter the control number found on your proxy card or Notice of Internet Availability of Proxy Materials you previously received, and enter the password “ags2021” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual annual meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of  the Company's common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on June 24, 2021.

How are matters presented at the Annual Meeting approved?

Directors are elected by a plurality of the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of a majority in voting power of the shares of Common Stock present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is needed to approve the proposals to: (i) approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2), and (ii) ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3).

With respect to all of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). However, abstentions will have the effect of votes “against” (i) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2), and (ii) the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3).

Brokers have discretion to vote any uninstructed shares with respect to the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3). Brokers do not have discretion to vote any uninstructed shares on (i) the election of directors (Proposal 1) and (ii) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2).

May I vote confidentially?

Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Who will count the votes?

A representative of American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will count the votes and act as the inspector of election for the Annual Meeting.

What if additional matters are presented to the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Victor Gallo, our Secretary and General Counsel, and to Kimo Akiona, our Chief Financial Officer, to vote on such matters at their discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about the Company?

A copy of our fiscal 2020 Annual Report on Form 10-K is available on our website at http://investors.playags.com/. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to Victor Gallo, Secretary, PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118. Capitalized terms used in, but not defined in, this Proxy Statement have meanings as defined in our fiscal 2020 Annual Report on Form 10-K.

When are stockholder proposals due for consideration at next year’s annual meeting?

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2022 Annual Meeting, they must be submitted in writing to our Secretary at PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118, on or before January 11, 2022. In addition, our bylaws provide that, for directors to be nominated or other proposals to be properly presented at the 2022 Annual Meeting, an additional notice of any nomination or proposal must be received by us not later than 5:00 p.m., Pacific Time, on the 90th day, and not earlier than 5:00 p.m., Pacific Time, on the 120th day, prior to the first anniversary of the date of the immediately preceding annual meeting. If the number of directors to be elected to the Board of Directors at a meeting of stockholders is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, notice of a stockholder nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is sent and received by the Secretary at the principal executive offices of the Company not later than 5:00 p.m., Pacific Time, on the tenth day following the day on which such public announcement is first made by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Common Stock

The following table sets forth the beneficial ownership of our Common Stock as of May 7, 2021 by:

●	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Percentage computations are based on 37,878,988 shares of our Common Stock outstanding as of May 7, 2021, including stock options that are vested or will vest within 60 days of May 7, 2021 (i.e., July 6, 2021). Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118.

As illustrated below, all the members of our Board of Directors who have served for more than one year on our Board of Directors, and who are not Apollo employees, beneficially own shares of our Common Stock.

	Shares Beneficially Owned
	Number	Percent
5% Stockholders
Apollo Gaming Holdings, L.P (1)	8,208,076	21.7%
ArrowMark Colorado Holdings, LLC (2)	3,407,020	9.0%
HG Vora Capital Management, LLC (3)	2,750,000	7.3%
BlackRock, Inc.(4)	2,109,440	5.6%
Named Executive Officers and Directors
David Lopez (5)	642,412	1.7%
Kimo Akiona (6)	161,264	*
Victor Gallo (7)	145,207	*
David Sambur (1)	—	*
Daniel Cohen (1)	—	*
Adam Chibib	28,292	*
Yvette Landau	30,861	*
Geoff Freeman	21,431	*
Anna Massion	24,206	*
All current directors and executive officers as a group (9 persons)	1,053,673	2.8%

________________

* Less than 1%

(1)

Represents shares of our Common Stock held of record by Apollo Gaming Holdings, L.P (“Holdings”). All of the shares held by Holdings are subject to the irrevocable proxy granted by Holdings to AP Gaming VoteCo, LLC (“VoteCo”) pursuant to the Irrevocable Proxy and Power of Attorney, dated as of January 29, 2018, irrevocably constituting and appointing VoteCo, with full power of substitution, its true and lawful proxy and attorney-in-fact to: (i) vote all of the shares of our Common Stock held by Holdings at any meeting (and any adjournment or postponement thereof) of our stockholders, and in connection with any written consent of our stockholders, and (ii) direct and effect the sale, transfer or other disposition of all or any part of the shares of our Common Stock held by Holdings, if, as and when so determined in the sole discretion of VoteCo. The irrevocable proxy terminates with respect to any shares of our Common Stock that are sold, transferred or otherwise disposed of by VoteCo upon such sale, transfer or other disposition. VoteCo is member-managed by its two members, Marc Rowan and David Sambur. Mr. Rowan holds a majority of the membership interest of VoteCo and as such may be deemed to share voting and dispositive control, and beneficial ownership, with VoteCo with respect to the shares of our Common Stock subject to the irrevocable proxy granted to VoteCo. Apollo Gaming Holdings GP, LLC (“Holdings GP”) is the general partner of Holdings. Apollo Management VIII, L.P. (“Management VIII”) is the manager of Holdings GP and of Apollo Investment Fund VIII, L.P. (“AIF VIII”). AIF VIII is a member of Holdings GP, and as such has the right to direct Management VIII in its management of Holdings GP, and is also a limited partner of Holdings. AIF VIII Management, LLC (“AIF VIII LLC”) is the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VIII LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Mr. Rowan are the managers, as well as executive officers, of Management Holdings GP. Due to the irrevocable proxy granted to VoteCo, none of Holdings, Holdings GP, Management VIII, AFI VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings or Management Holdings GP are deemed to beneficially own the shares of our Common Stock held by Holdings. Messrs. Black, Harris, Rowan and Sambur each disclaim beneficial ownership of the shares of our Common Stock that are beneficially owned by VoteCo, or directly held of record by Holdings. The address of VoteCo is 5475 S. Decatur Blvd., Las Vegas, Nevada 89118. The address of each of Holdings, Holdings GP, Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris, Rowan and Sambur, is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(2)

Based on a Schedule 13G/A filed with the SEC on February 16, 2021, by ArrowMark Colorado Holdings, LLC (“ArrowMark”). The address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(3)	Based on a Schedule 13G filed with the SEC on February 12, 2021, by HG Vora Capital Management, LLC whose address is 330 Madison Avenue, 20th Floor, New York, New York 10017.

(4)	Based on a Schedule 13G filed with the SEC on January 29, 2021, by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)	Number of shares beneficially owned includes 396,350 shares of Common Stock issuable upon the exercise of options within 60 days.

(6)	Number of shares beneficially owned includes 75,769 shares of Common Stock issuable upon the exercise of options within 60 days and 2,500 restricted shares that will vest within 60 days.

(7)	Number of shares beneficially owned includes 58,288 shares of Common Stock issuable upon the exercise of options within 60 days.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors hold office until the third succeeding annual meeting of stockholders and until the election and qualification of their successors. Under the Company’s articles of incorporation and bylaws, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not less than three nor more than ten. The Board of Directors currently consists of seven directors.

All of the nominees are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s articles of incorporation and bylaws.

Directors will be elected by the holders of a plurality of the votes cast at the 2021 Annual Meeting of Stockholders. Brokers do not have discretion to vote any uninstructed shares over the election of directors. Abstentions and broker non-votes do not represent “votes cast” and as such will have no effect on the outcome of this proposal.

The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed below.

THE BOARD OF DIRECTORS

The following table sets forth certain information about our directors as of the date of this proxy statement. There is no family relationship between any director, named executive officer or person nominated to become a director or named executive officer. See “-Certain Relationships and Related Transactions-Policies and Procedures for Related Person Transactions.” The Board of Directors provides a process for stockholders to send communications to the Board of Directors. See “-Corporate Governance-Communications with the Board of Directors.” The business address for each nominee for matters regarding the Company is PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118.

Name	Age	Director Since	Position
David Lopez	47	2017	Chief Executive Officer, President and Director
David Sambur	41	2017	Director and Chairman
Daniel Cohen	33	2017	Director
Yvette Landau	64	2018	Director
Adam Chibib	55	2018	Director
Geoff Freeman	46	2018	Director
Anna Massion	42	2019	Director

Class I Directors

The term of the following three Class I directors will expire at the 2021 Annual Meeting of Stockholders. Mr. Cohen, Mr. Freeman and Ms. Landau are the three nominees for election at the 2021 Annual Meeting, for a term that will expire at the 2024 annual meeting of stockholders and until their successors have been duly elected and qualified.

Daniel Cohen. Mr. Cohen was appointed as a member of the board of the Company prior to the Company IPO. Mr. Cohen is a Principal at Apollo Private Equity, having joined in 2012. Prior to that time, Mr. Cohen was a generalist in investment banking at Moelis & Company. Mr. Cohen currently serves on the board of directors of Constellation Club Holdings, Inc. (parent of ClubCorp). Mr. Cohen graduated magna cum laude from the University of Pennsylvania’s Wharton School of Business with a B.S. in Economics, concentrating in Finance and Management.

Geoff Freeman. On November 7, 2018, Mr. Freeman was appointed as a member of the board of the Company. Mr. Freeman is currently the CEO of the Consumer Brands Association. Prior to serving in his current role, Mr. Freeman served as CEO of the American Gaming Association (“AGA”) from May 2013 through July 2018. During his five-year tenure at the helm of the AGA, Mr. Freeman led the trade organization to monumental successes that have forever changed the face of the gaming industry, including expanding the organization’s membership by 200 percent; instrumental in overturning the Professional and Amateur Sports Protection Act of 1992 (PASPA), which led to legalized sports betting in the U.S.; significantly improved relationships between tribal and commercial gaming operators; spearheading the AGA’s Get to Know Gaming campaign focused on the economic benefits of gaming; and delivering a successful campaign to prevent the IRS from lowering the reporting threshold on slot winnings. Before the AGA, Mr. Freeman was the COO of The U.S. Travel Association from May 2006 to May 2013, and a director to The U.S. Travel Association from January 2014 through July 2018. Mr. Freeman holds a Bachelor of Arts, Political Science and Public Policy from the University of California, Berkeley.

Yvette E. Landau. Ms. Landau was appointed to serve as a member of the board of the Company upon completion of the initial public offering. Ms. Landau was general counsel and corporate secretary of Mandalay Resort Group from 1996 until 2005. Since 2005, Ms. Landau has been co-owner of W.A. Richardson Builders, LLC, a construction services firm specializing in casino resort development. Ms. Landau currently serves as a member of the board of directors of Monarch Casino & Resort, Inc., which owns the Atlantis Casino Resort Spa in Reno, Nevada and the Monarch Casino in Black Hawk, Colorado. Ms. Landau is a past president of the International Association of Gaming Advisors, a worldwide organization of legal, financial and regulatory professionals in the gaming industry, and remains active with the organization as a Counselor. Ms. Landau serves on the Gaming Law Advisory Board of the University of Nevada, Las Vegas Boyd School of Law. Ms. Landau holds a bachelor’s degree from Arizona State University and a Juris Doctor degree from Northwestern University School of Law.

Class II Directors

The term of the single Class II director will expire at the 2022 Annual Meeting.

Adam Chibib. Mr. Chibib was appointed to serve as a member of the board of the Company upon completion of the initial public offering and was also recently appointed as the Lead Independent Director. Mr. Chibib’s thirty plus year career has included executive roles at numerous successful companies ranging from early-stage start-ups to billion-dollar public companies and has spanned numerous industries including telecom software, security hardware, consumer financial services and gaming. Mr. Chibib is currently the CFO of Self Financial, a consumer financial company based in Austin, Texas. Prior to Self Financial, Mr. Chibib was a general partner at Silverton Partners, an early stage venture capital firm. Mr. Chibib also served as President and Chief Financial Officer (CFO) of Multimedia Games Holding Company, Inc., where he was part of a turn-around team that helped double revenues, triple profitability and increase the market capitalization from $47 million to over $1 billion. Multimedia Games Holding Company, Inc. was acquired in December of 2014 for $1.2 billion by Global Cash Access, Inc. (now known as Everi Holdings, Inc.). Mr. Chibib also served as founder and CFO of BroadJump (acquired by Motive), CFO of Waveset (acquired by Sun Miscrosystems), CFO of TippingPoint Technologies (acquired by 3Com), CFO of NetSpend and as the Worldwide Controller of Tivoli Systems. Mr. Chibib currently holds several board seats and is the Treasurer for the Austin Film Society and serves on the Nominating Committee for the Eanes Education Foundation. Mr. Chibib was named CFO of the year for the public company category by the Austin Business Journal in 2013 and won the Ernst & Young Entrepreneur of the Year award in 2002. Mr. Chibib is a graduate of the University of Texas.

Class III Directors

The term of the following three Class III directors will expire at the 2023 Annual Meeting of Stockholders.

David Lopez. Mr. Lopez was appointed as the Chief Executive Officer of AGS and Chief Executive Officer and President of the Company prior to the Company IPO. Mr. Lopez has also served on the board of the Company since May 2017. Mr. Lopez most recently served as President and Chief Executive Officer of Global Cash Access, Inc. (now known as Everi Holdings, Inc.), which he joined in May 2012. Prior to his role at Global Cash Access, Inc., Mr. Lopez served as Chief Operating Officer of Shuffle Master Inc. from November 2010 until May 2012. Mr. Lopez joined Shuffle Master Inc. in February 1998 and held various positions within the organization during his 14-year tenure, including Interim CEO, Executive Vice President, President of the Americas, Vice President of Product Management, as well as serving as a member of its board of directors from November 2010 until May 2012. Mr. Lopez currently serves as an independent director of ecoATM. Mr. Lopez is a graduate of the University of Nevada, Las Vegas with a B.S. in Business Administration.

Anna Massion. On June 17, 2019, Ms. Massion was appointed as a member of the board of the Company. Ms. Massion currently serves as an Independent Non-Executive Director at Playtech, PLC. Prior to serving in her current role, Ms. Massion was a Senior Analyst for PAR Capital Management from February 2014 through June 2019. Ms. Massion has also served as a Director of Gaming, Lodging and Leisure Research at Hedgeye Risk Management, LLC from November 2008 through February 2014, Vice President/Senior Research Analyst at Marathon Asset Management from April 2008 through October 2008 and at JP Morgan from September 2001 through March 2008 as a Vice President on the Proprietary Trading Desk from 2004. Ms. Massion holds a Bachelor of Science in Economics, Concentration in Finance, Minor in Russian and a Master of Business Administration in Finance, Major in Finance from The Wharton School at the University of Pennsylvania.

David Sambur. Mr. Sambur was appointed as a member and chairman of the board of the Company prior to the Company IPO. Mr. Sambur is Co-Lead Partner, Private Equity at Apollo Global Management, Inc., having joined in 2004. Prior to that time, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur serves on the board of directors of CareerBuilder, Coinstar LLC, Cox Media Group, ClubCorp, Diamond Resorts International, EcoATM, LLC, Mood Media, Rackspace Inc., Redbox Automated Retail LLC and Shutterfly. Mr. Sambur previously served on the boards of directors of Caesars Entertainment Corporation, Hexion Holdings, LLC, Momentive Performance Materials, Inc. and Verso Paper Corporation. Mr. Sambur is also a member of the Mount Sinai Department of Medicine Advisory Board, the Arbor Brothers Inc. Board and the Emory College Dean’s Advisory Counsel. Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a BA in Economics.

Required Vote

The Class I director nominees receiving the highest number of affirmative votes cast at the Annual Meeting or represented by proxy shall be elected as directors. Votes withheld from each nominee will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no effect on the election of directors. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the election of directors.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of its risks. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Audit Committee oversees the management of financial risks. The Nominating and Governance Committee is responsible for overseeing identifying nominees for the Board as well as management of corporate governance risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Chairman of our Board of Directors and our Chief Executive Officer are currently separate. Our Board of Directors does not currently have a policy as to whether the role of Chairman of our Board of Directors and the Chief Executive Officer should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairman and therefore believes that a permanent policy on whether the Chairman and Chief Executive Officer positions should be separated or combined is not appropriate.

The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history, and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors, and the experience that the directors have had with the Chairman and the executive management group permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.

Board of Directors Meetings and Committees

In fiscal 2020, the Board of Directors held 6 meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

The Board of Directors has three committees that held the following number of meetings during fiscal 2020:

●	Audit – 4 meetings;
●	Compensation – 4 meetings; and
●	Nominating and Governance – 4 meetings.

So long as any of (a) Holdings, (b) AIF VIII, (c) each of their respective affiliates to which any transfers of shares of our Common Stock are made, and (d) VoteCo (the “Apollo Group”) beneficially owns at least 5% of our outstanding shares of Common Stock, a number of directors nominated by Holdings that is as proportionate (rounding up to the next whole director) to the number of members of such committee as is the number of directors that Holdings is entitled to nominate to the number of members of our Board of Directors will serve on each committee of our Board of Directors, subject to compliance with applicable law (Apollo Group directors, Mr. Sambur and Mr. Cohen, do not serve as members on any of the Board committees at this time).

Each committee operates under a written charter which is available at the Company’s website at http://investors.playags.com/ by clicking on “Corporate Governance,” and then the name of the respective committee. Committee charters are also available in print upon the written request of any stockholder. The committee membership of our Board of Directors during 2020 was as follows:

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Adam Chibib	X*	X
Geoff Freeman	X	X*	X
Yvette Landau	X		X*
Anna Massion		X	X

* Committee Chair

On April 28, 2021, the Board reorganized its committee members and leadership structure to provide increased oversight and involvement of its independent directors. In addition to the new committee leadership and member assignments in the table below, the Company also appointed Mr. Chibib to be the lead independent director, a new role on the Board that represents the independent directors. The current committee membership of our Board of Directors is as follows:

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Adam Chibib	X*	X
Geoff Freeman	X	X*	X
Yvette Landau	X	X	X
Anna Massion	X		X*

* Committee Chair

As a result of our industry shut down in March and April 2020, the Board formed a special committee to explore financing alternatives for the Company. This committee was comprised entirely of the independent Directors and was subsequently suspended after the Company obtained additional debt financing in May 2020.

Audit Committee

Our Audit Committee consists of Mr. Adam Chibib (Chair), Ms. Yvette Landau and Mr. Geoff Freeman. Our Board of Directors has determined that each of Mr. Chibib, Ms. Landau and Mr. Freeman qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Chibib, Ms. Landau and Mr. Freeman is independent as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and under the NYSE listing standards. The principal duties and responsibilities of our Audit Committee are as follows:

●	to prepare the annual Audit Committee report to be included in our annual proxy statement;
●	to oversee and monitor our financial reporting process;
●	to oversee and monitor the integrity of our financial statements and internal controls;
●	to oversee and monitor the independence, retention, performance and compensation of our independent auditor;
●	to oversee and monitor the performance of our internal audit function;
●	to discuss, oversee and monitor policies with respect to risk assessment and risk management;
●	to oversee and monitor our compliance with legal and regulatory requirements; and
●	to provide regular reports to the Board of Directors.

The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee

Our Compensation Committee consists of Mr. Geoff Freeman (Chair), Mr. Adam Chibib and Ms. Anna Massion. Our Board of Directors has determined that each of Mr. Freeman, Mr. Chibib and Ms. Massion is independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE listing standards. The principal duties and responsibilities of the Compensation Committee are as follows:

●	to review, evaluate and make recommendations to the full Board of Directors regarding our compensation policies and programs;
●

to review and approve the compensation of our chief executive officer, other officers and key employees, including all material benefits, option or stock award grants and perquisites and all material employment agreements, confidentiality and non-competition agreements;

●	to review and make recommendations to the Board of Directors with respect to our incentive compensation plans and equity-based compensation plans;
●	to administer incentive compensation and equity-related plans;
●	to review and make recommendations to the Board of Directors with respect to the financial and other performance targets that must be met;
●	to set and review the compensation of members of the Board of Directors; and
●	to prepare an annual Compensation Committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

Nominating and Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Yvette Landau (Chair), Mr. Geoff Freeman and Ms. Anna Massion. Our Board of Directors has determined that each of Ms. Landau, Mr. Freeman and Ms. Massion is independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE listing standards. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

●	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board of Directors;
●

to recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;

●	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board of Directors;
●	to develop and recommend to the Board of Directors for approval a Chief Executive Officer and executive officer succession plan;
●	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
●	to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles applicable to the Company; and
●	to oversee the evaluation of our Board of Directors and its committees.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during 2020 included Messrs. Freeman (Chair), Chibib and Ms. Massion. None of the members of the Compensation Committee in 2020 was, at any time during 2020 or at any other time, an officer or employee of the Company.

Other than our Chief Executive Officer, none of our executive officers has served as a member of the Board of Directors. Additionally, none of our executive officers has served as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2020.

Except as described in the section entitled “-Certain Relationships and Related Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.

Identifying and Evaluating Candidates for the Board of Directors

In considering possible candidates to serve on the Board of Directors, the Nominating and Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials. In addition, the Nominating and Governance Committee will evaluate each nominee according to the following criteria:

●	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;
●

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

●	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees;
●

Nominees should have the interest and ability to understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors, and the general public and to act in the interests of all stockholders;

●

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director; and

●

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, gender identity, sexual orientation, age, disability, political affiliation, or any other basis proscribed by law. The value of diversity on the Board of Directors should be considered.

Stockholders may recommend director candidates for consideration by the Nominating and Governance Committee. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

●	The name and address of the stockholder, as they appear on the Company’s books;
●

The class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and their respective affiliates, associates and any others acting in concert therewith;

●	Any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of the Company;
●

Any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for such nomination in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

●

Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.

Each such recommendation must be sent to the Secretary of the Company at PlayAGS Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118 and must be received within the time indicated above under “When are stockholder proposals due for consideration at next year’s annual meeting?”. The Nominating and Governance Committee will evaluate stockholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.

Corporate Governance Guidelines

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of business conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at http://investors.playags.com/. The code of business conduct and ethics is made available on our website.

We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our managers and Board of Directors carry out their respective responsibilities. The guidelines are available for viewing on our website at http://investors.playags.com/. We will also provide the guidelines, free of charge, to stockholders who request them. Requests should be directed to our Secretary at PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118.

Director Independence

The listing standards of the NYSE require that a majority of the Board of Directors be independent. No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships (among others). The Board of Directors has determined that Mr. Chibib, Ms. Landau, Mr. Freeman, and Ms. Massion are our independent directors, as such term is defined by the applicable rules and regulations of the SEC and the NYSE.

Executive Sessions of Non-Management Directors

Under the Company’s Board Governance Principles, the Board of Directors meet at least quarterly in executive session without management directors and any other members of the Company’s management present. In addition, at least annually, all independent directors meet in executive session. The Chairman presides at such executive sessions (the “Presiding Director”). In the absence of the Presiding Director, an independent director presides over such executive sessions.

Apollo Rights to Nominate Certain Directors

Pursuant to the Stockholders Agreement, Holdings has the right, at any time until the Apollo Group no longer beneficially owns at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of the board in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number). For example, if the Apollo Group beneficially owns 5.1% of our outstanding Common Stock and our Board of Directors has nine director seats, Holdings shall have the right to nominate one director. See also “Certain Relationships and Related Transactions-Stockholders Agreement” for rights of Holdings to nominate a certain number of directors. Pursuant to the Stockholders Agreement, at any time until the Apollo Group no longer beneficially owns at least 5% of our issued and outstanding Common Stock, we will cause to be appointed to each committee of the Board of Directors a number of directors nominated by Holdings that is as proportionate (rounding up to the next whole director) to the number of members of such committee as is the number of directors that Holdings is entitled to nominate to the number of members of our Board of Directors.

Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs do not contribute to excessive risk by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Communications with the Board of Directors

A stockholder or other interested party who wishes to communicate with our directors, a committee of our Board of Directors, our independent directors as a group or our Board of Directors generally may do so in writing. Any such communications may be sent to our Board of Directors by U.S. mail or overnight delivery and should be directed to our Secretary at 5475 S. Decatur Blvd., Suite #100 Las Vegas, NV 89118, who will forward them to the intended recipient(s). The Company also maintains an ethics hotline where any suspected violation of our code of business conduct and ethics can be reported confidentially. More information about the hotline can be found at http://investors.playags.com under the Corporate Governance tab. Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors.

Director Attendance at Annual Meeting

The Company encourages all of our directors to attend each annual meeting of stockholders. Four of our directors attended our 2020 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position
David Lopez	47	Chief Executive Officer, President and Director
Kimo Akiona	47	Chief Financial Officer, Chief Accounting Officer and Treasurer
Victor Gallo	54	General Counsel and Secretary

David Lopez currently serves as our Chief Executive Officer and President. See “The Board of Directors—Class III Directors” for Mr. Lopez’s biography.

Kimo Akiona. Mr. Akiona serves as Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company. Mr. Akiona was appointed to serve as Treasurer and Chief Financial Officer of the Company prior to the Company IPO. Prior to that, Mr. Akiona most recently served as Senior Vice President and Corporate Controller of SHFL entertainment, Inc. and Bally Technologies, Inc. Mr. Akiona joined SHFL entertainment, Inc. in December 2005 and held various positions within the organization’s finance and accounting department during his tenure, including Vice President and Corporate Controller and Director of SEC Reporting. Mr. Akiona is a graduate of the University of Nevada, Las Vegas with a B.S. in Business Administration with a Concentration in Accounting.

Victor Gallo. Mr. Gallo joined the Company prior to the Company IPO as Vice President, Licensing and Compliance and Compliance Officer and currently serves as the Company’s General Counsel and Secretary. Previously, Mr. Gallo was General Counsel and Vice President of Business Development for Youbet.com, Inc., and Vice President of Legal and Compliance and Corporate Counsel for Konami Gaming, Inc. Mr. Gallo has also worked as an attorney in private practice, and as an active duty Captain in the Air Force Judge Advocate General Corps. Mr. Gallo has been practicing law for over 25 years and is a member of the California Bar, the Nevada Bar (In-House counsel) and is registered to practice before the United States Patent and Trademark Office as a Patent Attorney. Mr. Gallo received his Bachelor of Science degree in Aerospace Engineering from the University of Southern California and a Juris Doctor from the University of the Pacific.

Sigmund Lee, who was previously a named executive officer, is no longer included as a named executive officer as his employment agreement was amended as of December 31, 2019 to limit his responsibilities to research and development of the Electronic Gaming Machine segment only and to clarify that he is not responsible for setting any of the Company's policies, but rather is only responsible for the policies of the department he leads.

EXECUTIVE COMPENSATION

Executive Summary

The Company’s goal for its executive compensation program is to utilize a pay-for-performance compensation program that is directly related to achievement of the Company’s financial and strategic objectives. The primary elements of the program, which are discussed in greater detail below, include base salary, annual cash bonus incentives based on performance and long-term equity incentives in the form of stock-based compensation. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company’s success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of stockholders through stock-based awards.

Non-equity Incentive Plan

The annual non-equity incentive cash bonuses are earned based on attainment of applicable EBITDA performance targets. Each bonus plan participant is assigned a bonus payment target, as well as a threshold and maximum performance levels, expressed as a percentage of base salary. The amount of the cash bonus is then increased or decreased within the applicable range based on over- or under-performance with respect to the performance targets, subject to a minimum achievement level of 85% necessary to earn 50% of the target bonus, a maximum achievement level of 120% to earn a bonus of 200% of the target, and a target achievement level of 100% that corresponds to a payout level of 100% of target (with interpolation of bonus payments between such levels). We believe this plan design aligns the executives’ at-risk compensation well with the Company’s financial performance goals.

Equity-based Compensation

The equity-based compensation grants to our named executive officers directly align their compensation with the goals and financial returns of our stockholders. We do this primarily through regular grants of equity that are based on a percentage of each executive’s base pay, some of which vest over time and some that are performance-based. For the performance-based RSUs a target stock price must achieve a specified level for at least the prior 60 consecutive trading days. We believe this structure incentivizes our executives to remain with the Company and receive the value of their equity awards through the time-based vesting grants. We also believe that the awards that vest upon stock price appreciation directly align our executives’ goals with the financial goals of our stockholders.

Response to COVID-19

Due to the business disruption caused by the rapid nationwide spread of the coronavirus and the actions by state and tribal governments and businesses to contain the virus, almost all of the Company’s customers closed their operations during the months of March and April 2020 and their respective markets have been significantly and adversely impacted. Beginning in May 2020 and continuing through December, casinos began to reopen at limited capacity and nearly all of our customers' casino properties in the United States and Canada were partially open as of December 31, 2020 under limited operations. As of December 31, 2020, in Mexico, approximately half of our customers' casinos were partially open under capacity limitations. The continued easing of COVID-19 restrictions on our customers' operations and ongoing vaccination efforts have resulted in additional casino openings and as a result nearly all of our customers' casinos were open as of March 31, 2021. As a result, the Company has taken several actions to adapt to the severity of the COVID-19 crisis. Among other things, the Company implemented short-term furloughs with retained benefits, company-wide salary reductions, and reduced its workforce by over 10%. The salaries of our named executive officers were decreased by 50% from April to September 2020. Our non-employee Directors also agreed to reduce their fees by 50% for the first three quarters of 2020 and to take payment of the fees in stock in lieu of cash. Since the end of 2020, some of the Company's customers have reopened at limited capacity, some have reopened and then been required to close again due to local conditions and regulations relating to the spread of the coronavirus, and there are also customers who still remain closed.

While employees were on short-term furloughs, the Company continued to pay for their healthcare benefits with no required co-payment or premiums from the employees. As of December 31, 2020, all of the Company’s furloughed employees were returned to full-time schedules and their salaries were returned to their pre-shutdown rates. Several of our team members, and most notably our front-line workers in the service department, assisted our customers to reopen safely and successfully. This included partnership with our customers to activate machines and in some instances to rearrange our products on the customers’ floors to ensure proper distance for casino patrons. To show our appreciation we approved and paid a special “thank you” bonus for each of our front-line service team members that was based on their time worked during this important reopening period.

2021 Supplemental Long Term Incentive Grants and Compensation Study

On April 30, 2021, the Compensation Committee approved a supplemental grant of long-term performance-based restricted stock units to Mr. Lopez and Mr. Akiona as follows:

Stock Price Appreciation	Target Stock Price (1)	Shares for Mr. Lopez Equity Awards	Shares for Mr. Akiona Equity Awards
50%	$13.43	143,266	85,960
75%	$15.66	214,900	128,940
100%	$17.90	358,166	214,900
Total Number of Restricted Stock Units		716,332	429,800

(1) The target stock price was calculated based on the stock price appreciation from the ending stock price on April 30, 2021 of $8.95.

●	100% of the awards are performance-based and at-risk.
●	The performance shares only vest if certain rigorous, pre-determined stock price hurdles are achieved and sustained for 60 consecutive trading days during the four-year term of the awards.
●	The stock price must increase by 50%, 75% and 100% and be maintained in order for the three tranches of the award to be earned, respectively.

The Compensation Committee made these grants under the 2018 Omnibus Incentive Plan, as amended.

Pay for Performance and Alignment with Stockholders

We are committed to a pay for performance philosophy. Our compensation program aims to motivate our people to perform at a high level and rewards contributions that enhance our ability to deliver outstanding results for our customers and create value for our stockholders. We believe that compensation should be aligned to stockholder interests and the long-term value realized by our stockholders.

To link pay and performance and align of the interests of the executives with those of the Company and its stockholders, the Compensation Committee allocates a substantial portion of target annual total direct compensation to long-term incentive equity. In 2021, excluding the supplemental equity grant summarized above, we expect that Mr. Lopez’s long-term incentive equity compensation will be 50% performance-based, and approximately 50% variable and at-risk.

Benchmark Positioning Relative to Market Median

In general, the Compensation Committee seeks to align executive officer compensation with the market median range in order to be able to attract, motivate and retain experienced executive talent who are critical to our long-term success. The Compensation Committee reviewed the value of the executives’ total direct compensation, which includes base salary, non-equity incentive plans, and target annual long-term incentive equity relative to the grants made to the executives at companies in our peer group, as presented in a study prepared by the Compensation Committee’s independent compensation consultant, the Rewards Solutions practice of Aon plc. The Compensation Committee’s review indicated that Mr. Lopez and Mr. Akiona’s total direct compensation was substantially below the market median and determined to initially grant the supplemental performance-based equity described above to begin to bring the total direct compensation in line with the market median. The study analyzed our named executive officers’ total direct compensation in comparison to the compensation of executive officers in similar positions of the peer companies listed below and noted that the total direct compensation for Mr. Lopez and Mr. Akiona are both below the market median levels. Also, the mix of compensation has historically placed less weight on long-term incentives than the peer companies. In their findings, the compensation consultants noted that investors ordinarily prefer the majority of pay to be performance based.

The Compensation Committee approved the following peer group developed in consultation with its independent compensation consultant and used in the analysis. The peer group was determined using a mix of quantitative and qualitative criteria such as revenue, industry, business model, and other factors to provide a relevant list of comparators to analyze market pay levels.

● Accel Entertainment, Inc.	● Agilysis, Inc.
● Ainsworth Game Technology Limited	● Aristocrat Leisure Limited
● Bally’s Corporation	● Century Casinos, Inc.
● Churchill Downs Incorporated	● Daktronics, Inc.
● Everi Holdings, Inc.	● Full House Resorts, Inc.
● Glu Mobile, Inc.	● Golden Entertainment, Inc.
● Inspired Entertainment, Inc.	● International Game Technology PLC
● Monarch Casino & Resort, Inc.	● Red Rock Resorts, Inc.
● Scientific Games Corporation	● SciPlay Corporation

In accordance with our pay for performance and stockholder alignment philosophy and in order to bring the value of target annual long-term incentive equity grants into alignment with the market median range for that component, the Committee made these supplemental incentive equity grants to Mr. Lopez and Mr. Akiona.

Supplemental Grants Exclusively Performance-Based

The performance shares represent the opportunity to earn shares based on achieving certain stock price hurdles during the four-year performance period following the grant date. The performance shares will be earned based on the average closing price per share of the Company’s common stock during a sixty (60) consecutive trading day period ending on or before the last day of the four-year performance period. We believe the stock price hurdle performance metrics, as approved by our Compensation Committee, are rigorous and challenging.

Responsible Use of Equity

A company’s burn rate shows how rapidly it is depleting its shares reserved for equity compensation awards. We believe that our historical burn rate is quite reasonable for a company of our size in our industry. Our 2020 three-year average burn rate, calculated using the Institutional Shareholder Services (‘‘ISS’’) methodology, was approximately 2.03%, which was lower than the 2020 ISS burn rate threshold of 5.03% applied to the GICS 2530 Casinos and Gaming sub-industry. We will continue to monitor our equity use in future years to ensure that our burn rate is within competitive market norms.

Stock Ownership

Our named executive officers recognize the importance of stock ownership to further strengthen the alignment of their interests with our stockholders. As such, the named executive officers have retained their vested stock awards, they have also purchased the Company’s stock in market transactions, and they have elected on several occasions to receive stock in lieu of a cash from a portion of their non-equity incentive plan compensation. Their dispositions of stock have been limited to selling to cover for taxes upon the vesting of equity awards and some nominal gifts to charity.

SUMMARY COMPENSATION TABLE

The following table discloses compensation for our fiscal years ending December 31, 2020 and 2019 received by Messrs. Lopez, Akiona and Gallo, each of whom was a “named executive officer” during Fiscal 2020.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David Lopez,	2020	578,846	1,000,552	—	12,054	$1,591,452
President and Chief Executive Officer	2019	700,000	1,432,761	497,000	11,806	2,641,567

Kimo Akiona,	2020	280,201	452,853	—	7,780	740,834
Chief Financial Officer and Treasurer	2019	336,500	345,858	179,186	3,194	864,738

Victor Gallo,	2020	254,804	310,811	—	7,929	573,544
General Counsel and Secretary	2019	306,000	326,719	217,261	12,166	862,146

(1)

From April through September 2020, as a result of the impact of the challenges and uncertainties related to the COVID-19 pandemic, the Company reduced the salaries of the named executive officers by 50%.

(2)

Amounts represent the aggregate grant date fair value of the awards computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718 (disregarding any risk of forfeiture assumptions). For a discussion of the relevant valuation assumptions and further explanation, see Item 15 “Exhibits and Financial Statement Schedules” Note 11 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. In 2020, certain of the awards granted to the named executive officers included restricted stock units that would vest on the first day that the average closing price per share of the Company’s common stock for the prior 60 consecutive trading days exceeded $4.56. The Board also amended the performance metric for the performance-vesting restricted stock units granted in 2019, such  that the awards would vest on the first day that the average closing price per share of the Company’s common stock for the prior 60 consecutive trading days exceeded $4.56. Such $4.56 target stock price reflects a 25% increase above the Company’s stock price on July 22, 2020. The 2019 grants previously had a target stock price of $29.60, which the Board determined to be highly unlikely of achievement given the current market and industry conditions as a result of the COVID-19 pandemic, and leaving the grants with little incentive or retentive value to executive officers, compelling the Board to take action. There was no incremental expense to the Company in connection with such RSU amendment. Such performance-based restricted stock units vested on December 30, 2020, when the performance metric was achieved.

(3)

Amounts represent annual incentive cash bonuses paid to employees. Employees are eligible to earn annual cash bonuses based on attainment of applicable compensation adjusted EBITDA performance targets. Each bonus plan participant is assigned a bonus payment range expressed as a percentage of base salary. The amount of the cash bonus is then increased or decreased within the applicable range based on over- or under-performance with respect to the performance targets, subject to a minimum achievement level of 85% necessary to earn 50% of the target bonus, a maximum achievement level of 120% to earn a bonus of 200% of the target, and a target achievement level of 100% that corresponds to a payout level of 100% of target (with interpolation of bonus payments between such levels). No annual bonuses were paid to the named executive officers in respect of fiscal 2020.

The applicable compensation adjusted EBITDA target for 2020 was $158,439,000 and attainment for such year was less than 85% of the target, which corresponded to no bonus payout to the named executive officers for the year ended December 31, 2020. The applicable compensation adjusted EBITDA target for 2019 was $164,208,000 and attainment for such year was 88% of target, or $144,955,000, which corresponded to a payout level of 71%.

Effective December 31, 2019, the named executive officers elected to receive a portion of their fiscal 2019 annual incentive bonus in shares of immediately vested common stock in lieu of cash. The non-equity incentive plan compensation amounts for 2019 in the table above include $248,500 (equal to 20,486 shares) for Mr. Lopez, $89,593 (equal to 7,386 shares) for Mr. Akiona, and $81,473 (equal to 6,717 shares) for Mr. Gallo, that was actually received as shares of common stock in lieu of cash.

(4)	Amounts represent the Company’s matching contributions under our 401(k) Plan and various fringe benefits.

In 2020, certain of the awards granted to the named executive officers included performance-based restricted stock units that would vest on the first day that the average closing price per share of the Company’s common stock for the prior 60 consecutive trading days exceeded $4.56. The Board also amended the performance metric for the performance-vesting restricted stock units granted in 2019, such that the awards would vest on the first day that the average closing price per share of the Company’s common stock for the prior 60 consecutive trading days exceeded $4.56. Such $4.56 target stock price reflects a 25% increase above the Company's stock price on July 22, 2020. The 2019 grants previously had a target stock price of $29.60, which the Board determined to be highly unlikely of achievement given the current market and industry conditions as a result of the COVID-19 pandemic, and leaving the grants with little incentive or retentive value to executive officers, compelling the Board to take action. This stock price vesting target was met, and therefore, the restricted stock units vested on December 30, 2020. We believe performance-based equity grants align with stockholder value appreciation.

To provide investors with additional information in connection with our annual cash bonuses, we disclose Compensation Adjusted EBITDA. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, cash flows, or any other measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

We believe that the presentation of Compensation Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Compensation Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

Compensation Adjusted EBITDA for purposes of bonus performance targets is defined as earnings before interest, taxes, depreciation and amortization including adjustments for nonrecurring items, foreign exchange rates, and synergies.

There are material limitations to using Compensation Adjusted EBITDA. Compensation Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest, taxes, and other adjustments which directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Compensation Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.

The following table sets forth Compensation Adjusted EBITDA and a reconciliation to the nearest GAAP measure:

	For the Year Ended December 31,
	2020	2019
Net (Loss) Income	$(85,378)	$(11,752)
Income tax (benefit) expense	(5,875)	(5,449)
Depreciation and amortization	85,722	91,474
Other expense (income)	3,226	4,622
Interest income	(1,179)	(163)
Interest expense	41,935	36,248
Write-downs and other(1)	3,329	6,912
Loss on extinguishment and modification of debt(2)	3,102	—
Other adjustments(3)	6,477	909
Other non-cash charges(4)	9,712	9,078
Legal and litigation expenses(5)	1,830	1,844
Acquisition and integration related costs(6)	311	3,338
Non-cash stock compensation(7)	8,457	9,001
Adjusted EBITDA	$71,669	$146,062
Foreign currency(8)	(181)	(528)
Unbudgeted acquisition and other items(9)	—	(579)
Compensation Adjusted EBITDA	$71,488	$144,955

(1)	Write-downs and other include items related to loss on disposal or impairment of long-lived assets and fair value adjustments to contingent consideration.

(2)

Loss on extinguishment and modification of debt primarily relates to the refinancing of long-term debt, in which deferred loan costs and discounts related to old senior secured credit facilities were written off or third-party fees were expensed related to modifications of our debt.

(3)

Other adjustments are primarily composed of receivable valuation charges associated with the COVID-19 pandemic, professional fees incurred for projects, corporate and public filing compliance, contract cancellation fees and other transaction costs deemed to be non-operating in nature.

(4)

Other non-cash charges are costs related to non-cash charges and losses on the disposition of assets, non-cash charges on capitalized installation and delivery, which primarily includes the costs to acquire contracts that are expensed over the estimated life of each contract and non-cash charges related to accretion of contract rights under placement fee and development agreements.

(5)	Legal and litigation expenses include payments to law firms and settlements for matters that are outside the normal course of business.

(6)

Acquisition and integration costs primarily relate to costs incurred after the purchase of businesses, such as the purchase of AGS iGaming and Integrity, to integrate operations and obtain costs synergies. Restructuring and severance costs primarily relate to costs incurred through the restructuring of the Company’s operations from time to time and other employee severance costs recognized in the periods presented.

(7)	Non-cash stock-based compensation includes non-cash compensation expense related to grants of options, restricted stock, and other equity awards.

(8)	Foreign Currency items are gains and losses attributable to foreign currency translation that were not considered during the budget process and are therefore added to Adjusted EBITDA.

(9)

Unbudgeted acquisition and other items represent transactions and results from operations of acquired businesses that were not considered within the budget at the time the bonus target was determine by management.

Employment Agreements with Named Executive Officers

David Lopez

On April 28, 2014, the Company entered into an employment agreement with David Lopez to serve as President and Chief Executive Officer of AGS LLC, a subsidiary of the Company (“AGS”), effective as of February 3, 2014. The agreement extends for an initial term of three years, until the third anniversary of February 3, 2014, and shall thereafter be automatically extended for successive one-year periods, unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the initial term or any extended term. Currently, Mr. Lopez’s annual base salary as set by the Board of Directors is $700,000 and Mr. Lopez is eligible to receive an annual performance-based bonus, with an annual target bonus opportunity of 100% of his base salary.

Kimo Akiona

AGS entered into a new employment agreement with Kimo Akiona, as executed on December 13, 2018 and effective October 21, 2018, to continue to serve as Chief Financial Officer of AGS, a position he has served in since February 23, 2015. The agreement is “at-will,” meaning that either party may terminate the employment relationship at any time and for any reason, either with or without cause. Pursuant to his employment agreement, Mr. Akiona’s annual base salary shall be $336,500. Mr. Akiona’s base salary may from time to time be increased but may be decreased only in connection with an AGS-wide decrease for all senior leadership positions. Mr. Akiona shall be eligible to receive an annual performance-based bonus, with an annual target bonus opportunity no less than 75% of his base salary if 100% of target is achieved. Mr. Akiona will be eligible for this performance-based bonus if he is actively employed by AGS at the time of the bonus payment.

Victor Gallo

AGS entered into a new employment agreement with Victor Gallo, as executed on October 21, 2018, to continue to serve as General Counsel, Secretary and Compliance Officer of AGS, a position he has served in since February 2010. The agreement is “at-will,” meaning that either party may terminate the employment relationship at any time and for any reason, either with or without cause. Pursuant to his employment agreement, Mr. Gallo’s annual base salary shall be $306,000. Mr. Gallo’s base salary may from time to time be increased, but may be decreased only in connection with an AGS-wide decrease for all senior leadership positions. Mr. Gallo shall be eligible to receive an annual performance-based bonus, with an annual target bonus opportunity no less than 75% of his base salary if 100% of target is achieved. Mr. Gallo will be eligible for this performance-based bonus if he is actively employed by AGS at the time of the bonus payment.

Outstanding equity awards as of the year ended December 31, 2020:

	Options						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise or Base Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
David Lopez	396,350	(1)	—	—	$6.43	4/28/2024	174,745	(4)	1,258,164
Kimo Akiona	75,769	(2)	—	—	$9.42	3/11/2025	79,217	(5)	570,362
Victor Gallo	58,288	(3)	—	—	$6.43	8/8/2024	54,327	(6)	391,154

(1)

Represents 349,721 options granted on April 28, 2014 to purchase common shares. One-third of the option grant was eligible to vest in equal installments of 20% on each of the first five anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries, and is fully vested. The remaining two-thirds of the option grant was subject to performance-based vesting criteria and vested on October 18, 2018 upon the achievement of the applicable performance targets. Also represents 46,629 options granted on April 28, 2014 to purchase common shares, provided, that this grant of options vested in full upon the date of grant.

(2)

Represents 75,769 options granted on March 11, 2015 to purchase common shares. One-third of the option grant was eligible to vest in equal installments of 20% on each of the first five anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries, and is fully vested. The remaining two-thirds of the option grant was subject to performance-based vesting criteria and vested on October 18, 2018 upon achievement of the applicable performance targets.

(3)

Represents 58,288 options granted on August 8, 2014 to purchase common shares. One-third of the option grant was eligible to vest in equal installments of 20% on each of the first five anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries, and is fully vested. The remaining two-thirds of the option grant was subject to performance-based vesting criteria and vested on October 18, 2018 upon achievement of the applicable performance targets.

(4)

Represents 19,444 outstanding restricted stock units (pursuant to a grant of 38,889 restricted stock units  on August 23, 2018); 22,426 outstanding restricted stock units (pursuant to a grant of 29,902 restricted stock units on March 4, 2019); and 132,875 outstanding restricted stock units (pursuant to a grant of 132,875 restricted stock units on September 14, 2020).  Such grants are subject to a time-based vesting schedule, with the initial awards eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of grant. In the event of a termination of employment without cause upon or within 12 months following a change of control or as a result of death, any unvested portion shall immediately vest. In the event of a termination as a result of disability, the portion of the restricted stock units which would have vested on the next applicable vesting date shall become vested, and the remaining unvested portion shall be forfeited. Except as otherwise provided above, upon a termination for any reason, the unvested restricted stock units shall be forfeited.

(5)

Represents 5,000 outstanding restricted shares (pursuant to a grant of 10,000 restricted shares  on May 30, 2018); 5,335 outstanding restricted stock units (pursuant to a grant of 10,671 restricted stock units on August 23, 2018); 5,390 outstanding restricted stock units (pursuant to a grant of 7,187 restricted stock units on March 4, 2019); and 47,906 outstanding restricted stock units (pursuant to a grant of 47,906 restricted stock units on September 14, 2020). Such grants are subject to a time-based vesting schedule, with the initial awards eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of grant.  Also represents 15,586 outstanding restricted stock units (pursuant to a grant of 23,380 restricted stock units on September 14, 2020), whereby one-third of the initial award vested on the date of grant and the remainder will vest in equal installments on each of the first two anniversaries of the date of the grant. In the event of a termination of employment without cause upon or within 12 months following a change of control or as a result of death, any unvested portion shall immediately vest. In the event of a termination as a result of disability, the portion of the restricted stock units which would have vested on the next applicable vesting date shall become vested, and the remaining unvested portion shall be forfeited. Except as otherwise provided above, upon a termination for any reason, the unvested restricted stock units shall be forfeited.

(6)

Represents 4,796 outstanding restricted stock units (pursuant to a grant of 9,592 restricted stock units on August 23, 2018), 4,902 outstanding restricted stock units (pursuant to a grant of 6,536 restricted stock units on March 4, 2019), 29,043 outstanding restricted stock units (pursuant to a grant of 29,043 restricted stock units on September 14, 2020), which are eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of grant; as well as 15,586 outstanding restricted stock units (pursuant to a grant of 23,380 restricted stock units on September 14, 2020), one-third of which vested on the date of grant and the remainder will vest in equal installments on each of the first two anniversaries of the date of the grant. In the event of a termination of employment without cause upon or within 12 months following a change of control or as a result of death, any unvested portion shall immediately vest. In the event of a termination as a result of disability, the portion of the restricted stock units which would have vested on the next applicable vesting date shall become vested, and the remaining unvested portion shall be forfeited. Except as otherwise provided above, upon a termination for any reason, the unvested restricted stock units shall be forfeited.

(7)	For purposes of this table, the shares of common stock of the Company were valued using the closing stock price on December 31, 2020 of $7.20.

Pension Benefits

We do not maintain any defined benefit pension plan for the benefit of our named executive officers.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plan for the benefit of our named executive officers.

Payments Upon Termination and Change of Control

Pursuant to Mr. Lopez’s employment agreement, if during the term of the agreement AGS terminates Mr. Lopez’s employment without cause or he resigns for good reason, subject to receiving a signed release of claims from Mr. Lopez, Mr. Lopez will receive severance pay equal to 24 months base salary (paid over a 24-month period) along with the pro-rated managerial bonus for the year in which Mr. Lopez is terminated. Mr. Lopez would also be eligible to receive continued health benefits at active employee rates for 18 months post termination, or if earlier, until he commences employment with a subsequent employer. Pursuant to his employment agreement, Mr. Lopez will also be subject to perpetual confidentiality, intellectual property and non-disparagement, as well as certain non-solicitation and certain non-competition restrictions for 24 months following the date of his employment.

Pursuant to Mr. Akiona’s employment agreement, if during the term of the agreement AGS terminates Mr. Akiona’s employment without cause or he resigns for good reason, subject to receiving a signed release of claims from Mr. Akiona, Mr. Akiona will receive severance pay equal to 18 months base salary (paid over an 18-month period) along with the pro-rated managerial bonus for the year in which Mr. Akiona is terminated. Pursuant to his employment agreement, Mr. Akiona will also be subject to perpetual confidentiality, intellectual property and non-disparagement, as well as certain non-solicitation and certain non-competition restrictions for 18 months following the date of his employment.

Pursuant to Mr. Gallo’s employment agreement, if during the term of the agreement AGS terminates Mr. Gallo’s employment without cause or he resigns for good reason, subject to receiving a signed release of claims from Mr. Gallo, Mr. Gallo will receive severance pay equal to 18 months base salary (paid over an 18-month period) along with the pro-rated managerial bonus for the year in which Mr. Gallo is terminated. Pursuant to his employment agreement, Mr. Gallo will also be subject to perpetual confidentiality, intellectual property and non-disparagement, as well as certain non-solicitation and certain non-competition restrictions for 18 months following the date of his employment.

“Cause” for Messrs. Lopez, Akiona, and Gallo generally includes: (i) illegal fraudulent conduct, (ii) conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or other crime involving dishonesty, breach of trust, moral turpitude or physical harm to any person, (iii) a determination by the Board that the named executive officer’s involvement with AGS would have a negative impact on AGS’s ability to receive or retain any licenses, (iv) being found unsuitable for, or having been denied, a gaming license, or having such license revoked by a gaming regulatory authority in any jurisdiction in which AGS or any of its subsidiaries or affiliates conducts operations, (v) willful or material misrepresentation to AGS or to members of the Board relating to the business, assets or operation of AGS, (vi) refusal to take any action that is consistent with the named executive’s obligations and responsibilities under his employment agreement as reasonably directed by the Board or (vii) material breach of any agreement with AGS and its affiliates, which material breach has not been cured within 30 days of written notice from the Board.

For Mr. Lopez, “Good Reason” means his voluntary resignation after any of the following actions are taken by AGS or any of its subsidiaries without his consent: (i) removal from the office of President and Chief Executive Officer of AGS or a change in reporting lines such that Mr. Lopez no longer reports to the board, (ii) a requirement that Mr. Lopez be based anywhere other than within 35 miles of Las Vegas, Nevada, or (iii) a notice from AGS to Mr. Lopez of non-extension of the employment term; provided, however, that a termination will not be for “Good Reason” unless Mr. Lopez shall have provided written notice to AGS of the existence of one of the above conditions within 30 days following the initial existence of such condition, specifying in reasonable detail such condition, AGS shall have had 30 days following receipt of such written notice to remedy the condition, AGS shall have failed to remedy the condition during the applicable cure period, Mr. Lopez shall have thereafter and prior to the date of termination provided a notice of termination to AGS, and Mr. Lopez’s date of termination shall have occurred within 30 days following expiration of the cure period.

For Messrs. Akiona and Gallo, “Good Reason” means a material diminution of duties, title, reporting structure, or base salary; provided that, Messrs. Akiona and Gallo may not terminate employment for “Good Reason” unless Messrs. Akiona and Gallo provide written notice to AGS within 90 days after Messrs. Akiona and Gallo first having knowledge of the “Good Reason” event, and AGS has not cured such event within 30 days of receiving such notice.

For the treatment of equity upon termination of employment, please see the section “Outstanding equity awards as of the year ended December 31, 2020.”

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid to each of our non-employee directors for the year ended December 31, 2019.

Name(1)	Fees Earned or Paid in Cash($)(2)	Stock Awards($)(3)	Total($)
Adam Chibib	25,000	112,499	137,499
Yvette Landau	18,750	103,126	121,879
Geoff Freeman	18,750	103,126	121,879
Anna Massion	18,750	103,126	121,879

(1)

During the year ended December 31, 2020, David Sambur, Daniel Cohen, and David Lopez were members of our board of directors and did not receive any compensation from the Company for their services on the board.

(2)

Amounts set forth in Fees Earned or Paid in Cash column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including committee and/or chairmanship fees, pro-rated as applicable for the first year of service. Director fees are earned and paid quarterly. For the first three quarters of 2020, director fees were reduced by 50% and were actually received as shares of common stock in lieu of cash.

(3)

Amounts set forth in the Stock Awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  In 2020, $75,000 of each director’s awards consisted of restricted shares which vest over a period of one year from the grant date and the remaining awards were granted as immediately available shares of common stock in lieu of cash.

2014 Long-Term Incentive Plan

On April 28, 2014, our Board of Directors approved the 2014 Long-Term Incentive Plan (“LTIP”). Under the LTIP, we are authorized to grant nonqualified stock options, rights to purchase Common Stock, restricted stock, restricted stock units and other awards to be settled in, or based upon, Common Stock to persons who are directors and employees of and consultants to the Company or any of its subsidiaries on the date of the grant. The LTIP will terminate ten years after approval by the board. Subject to adjustments in connection with certain changes in capitalization, the maximum number of shares that may be delivered pursuant to awards under the LTIP is 2,253,735 after giving effect to the 1.5543 - for - 1 stock split consummated on January 30, 2018 in connection with our initial public offering. The Company will not grant any additional share-based awards under the LTIP.

Omnibus Incentive Plan

On January 16, 2018, our board adopted and our stockholders approved the 2018 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) pursuant to which equity-based and cash incentives may be granted to participating employees, directors and consultants. After the annual stockholders meeting held on July 1, 2020, the Omnibus Incentive Plan was amended to increase the number of shares of common stock authorized for issuance thereunder. The Omnibus Incentive Plan, as amended, provides for an aggregate of 4,607,389 post-split shares of our common stock. No more than 4,607,389 shares of our common stock may be issued with respect to incentive stock options under the Omnibus Incentive Plan. The compensation committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Executive Compensation section required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation section be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Members of the Compensation Committee:

Geoff Freeman, Chairman

Adam Chibib

Anna Massion

The Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Other than compensation arrangements for our named executive officers and directors, there were no transactions, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and
●

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

We have adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Audit Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Securityholders Agreement

Concurrently with the closing of our initial public offering, we amended and restated the Securityholders Agreement (as amended and restated, the “Securityholders Agreement”), by and among AP Gaming Holdings, L.P. (the “Partnership”), VoteCo, the Company and each holder who serves in management Shares from time to time party thereto, including David Lopez, our Chief Executive Officer (each a “Holder”). The Securityholders Agreement provides the Partnership and Apollo Investment Fund VIII, L.P., and each of their respective affiliates, with certain demand registration rights. It also provides each Holder with piggy-back registration rights and imposes certain transfer restrictions on each Holder’s ownership of the Company’s common shares and sets forth the Company’s right to repurchase any common shares held by Holders who are employed by, or serve as consultants to or directors of, the Company or any of its subsidiaries upon their termination from such employment or consultancy. The Securityholders Agreement also imposes certain restrictions on each Holder who serves in management, including non-solicitation, non-compete and non-disclosure requirements.

Stockholders Agreement

With the consummation of the initial public offering, we entered into a Stockholders Agreement with VoteCo and Holdings, which is an entity controlled by the Apollo Group (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, Holdings has the right, at any time until the Apollo Group no longer beneficially owns at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of the Board of Directors in accordance with its beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number), see “-Apollo Rights to Nominate Certain Directors.” The Stockholders Agreement sets forth certain information rights granted to the Apollo Group. It also specifies that we will provide indemnification and advance of expenses of VoteCo and each stockholder party to the Stockholders Agreement for any claim arising from their actions as the Company’s stockholders or controlling persons.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and with PricewaterhouseCoopers LLP (“PwC”), the audited financial statements of the Company for the fiscal year ended December 31, 2020. The Audit Committee has discussed with PwC the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board and the Audit Committee has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The Audit Committee and the Board of Directors also have recommended the appointment of PwC as the Company’s independent auditors for the fiscal year ending December 31, 2021.

Members of the Audit Committee:

Adam Chibib, Chairman

Yvette Landau

Geoff Freeman

The Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. The following table presents fees for professional services rendered by PwC related to the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2020 and 2019 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those years.

Category	2020	2019
Audit fees	$1,085,503	$1,316,393
Audit related fees	135,550	412,433
Tax fees	132,605	482,155
All other fees	8,900	679,900
Total	$1,362,558	$2,890,881

Audit Fees consisted of the aggregate fees paid or accrued for professional services rendered for the annual audit of the Company’s financial statements, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, and statutory audits of foreign subsidiary financial statements. The Audit-Related fees listed above were billed in connection with the professional services performed in 2020 and 2019 including services related to SEC registration statement filings and SEC comment letters. Tax fees include the aggregate fees paid during the respective years for tax compliance and tax advisory services. All Other Fees listed above were billed for services provided in connection with acquisition due diligence and other services.

The Board of Directors of the Company has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees described in the table above were pre-approved by the Audit Committee.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory and annual basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section, the Summary Compensation Table, and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders.

As set forth in the Executive Compensation section above, the Company has designed its compensation programs to (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company’s success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of stockholders through stock-based awards. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the named executive officers and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Communications with the Board of Directors” set forth in this proxy statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section, the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting or represented by proxy at the 2021 Annual Meeting of Stockholders. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our named executive officers (say on pay). Abstentions and broker non-votes do not represent “votes cast” and as such will have no effect on the outcome of this proposal.

The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the named executive officers as disclosed in this proxy statement.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting or represented by proxy at the 2021 Annual Meeting of Stockholders. Abstentions do not represent “votes cast” and as such will have no effect on the outcome of this proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

The Board of Directors recommends that the stockholders vote FOR such ratification.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. The Company’s executive officers, directors and 10% Stockholders timely complied with all such filing requirements applicable to them last fiscal year with respect to their beneficial ownership of the Company’s securities.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2022 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on January 11, 2022, unless the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or after July 1, 2022 in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above but is instead sought to be presented directly at the 2021 Annual Meeting of Stockholders, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not later than 5:00 p.m., Pacific Time, on the 90th day, and not earlier than 5:00 p.m., Pacific Time, on the 120th day, prior to the first anniversary of the date of the immediately preceding annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between March 3, 2022 and 5:00 p.m., Pacific Time, on April 2, 2022 for the 2021 Annual Meeting of Stockholders. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after July 1, 2022, notice by the stockholder, to be timely, must be so sent and received (i) not earlier than 5:00 p.m., Pacific Time, on the 120th day prior to such annual meeting and (ii) not later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to such annual meeting and the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

If the number of directors to be elected to the Board of Directors at a meeting of stockholders is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, notice of a stockholder nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is sent and received by the Secretary at the principal executive offices of the Company not later than 5:00 p.m., Pacific Time, on the tenth day following the day on which such public announcement is first made by the Company.

All proposals should be sent to our Secretary at PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Annual Report, the Proxy Statement and/or Notice of Internet Availability of Proxy Materials either now or in the future, please contact our Secretary and General Counsel by mailing a request to PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118 or by calling (702) 722-6700. Upon written or oral request to the Secretary and General Counsel, we will promptly provide a separate copy of the Annual Report, this Proxy Statement and the Notice of Internet Availability of Proxy Materials. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of the Proxy Statements or multiple copies of the Annual Report may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of the Proxy Statements or a single copy of the Annual Report in the future in the same manner as described above.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any other adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

May 11, 2021

Appendix A

Proxy Card

(See attached.)

# PROXY CARD

## ANNUAL MEETING OF STOCKHOLDERS OF

# PLAYAGS, INC.

**July 1, 2021**

**GO GREEN**

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

**IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:**

The Annual Report, Notice & Proxy Statement are available at http://investors.playags.com/financial-information/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000001000 2 070121

**THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. Election of Directors:

**The Board of Directors recommends you vote FOR the following:**

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Daniel Cohen
- ○ Geoff Freeman
- ○ Yvette Landau

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

# PLAYAGS, INC.

## ANNUAL MEETING OF STOCKHOLDERS – July 1, 2021

## THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Victor Gallo and Kimo Akiona, or either of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PLAYAGS, INC. that the stockholder(s) is/are entitled to vote at the annual meeting of stockholders to be held at 8:00 AM, local time on July 1, 2021, virtually at https://web.lumiagm.com/226134127 (password: ags2021), and any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.**

**(Continued and to be marked, dated and signed on the reverse side)**

1.1

14475

ANNUAL MEETING OF STOCKHOLDERS OF

# PLAYAGS, INC.

**July 1, 2021**

## PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/226134127 (password: ags2021) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

| | |
|---|---|
| COMPANY NUMBER | |
| ACCOUNT NUMBER | |
| | |

**IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:**
The Annual Report, Notice & Proxy Statement
are available at http://investors.playags.com/financial-information/proxy

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330300000000001000 2 070121

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:
**The Board of Directors recommends you vote FOR the following:**

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Daniel Cohen
- ○ Geoff Freeman
- ○ Yvette Landau

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

**Important Notice of Internet Availability of Proxy Materials for the Stockholder Meeting of**

# PLAYAGS, INC.

**To Be Held On:**

**July 1, 2021 at 8:00 a.m.**

**virtually at https://web.lumiagm.com/226134127 (password: ags2021)**

| | |
|---|---|
| COMPANY NUMBER | |
| ACCOUNT NUMBER | |
| CONTROL NUMBER | |

**This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.**

**If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before June 17, 2021.**

**Please visit http://investors.playags.com/financial-information/proxy, where the following materials are available for review:**

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

**TO REQUEST MATERIAL:**

**TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)**

**E-MAIL: info@astfinancial.com**

**WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials**

**TO VOTE:**

**ONLINE:** To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

**VIRTUALLY AT THE MEETING:** The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/226134127 (password: ags2021) and be sure to have your control number available.

**MAIL:** You may request a card by following the instructions above.

1. Election of Directors

**The Board of Directors recommends you vote FOR the following:**

**NOMINEES:**

Daniel Cohen
Geoff Freeman
Yvette Landau

**Please note that you cannot use this notice to vote by mail.**

**The Board of Directors recommends you vote FOR proposals 2 and 3.**